  EXHIBIT 99.1

Digital Locations Acquires EllisLab – Creator of ExpressionEngine®

Award winning content management system to serve as the foundation for the Company’s new direction and strategy of using artificial intelligence to create personalized digital content

SANTA BARBARA, Calif., Dec. 03, 2018 (GLOBE NEWSWIRE) -- Digital Locations, Inc. (OTC: DLOC), developer of an artificial intelligence platform for personalized digital content, today announced the execution of a definitive agreement under which the Company has acquired 100% of the issued and outstanding common stock of EllisLab, Inc., the creator of the popular content management system (“CMS”) ExpressionEngine.

Under continuous development for the past 15 years, ExpressionEngine is one of the most trusted, mature and feature-rich content management systems on the market today. ExpressionEngine has been used to power presidential campaign websites, such as Barack Obama in 2008 and Donald Trump in 2016, as well as websites from global companies such as Starbucks, Toyota, Disney and Nike.

Recently, EllisLab transformed ExpressionEngine into a free and open source software platform (FOSS), following in the footsteps of RedHat Linux, WordPress and other successful open source platforms. Management believes that doing so will increase the user base of ExpressionEngine and service revenue opportunities for EllisLab. From this community of users, the Company intends to collaborate, distill and develop its AI-based content personalization products and services.

Bill Beifuss, President of Digital Locations, commented, “After two years of actively pursuing an acquisition strategy in the information technology space, we are excited to have finally completed our first acquisition. Open source is a proven strategy and ExpressionEngine is a proven CMS. We look forward to working with the EllisLab team to capitalize on the next phase of growth in the content management market.”

Rick Ellis, Founder of EllisLab, added, "Although we've achieved significant market share in the commercial space and built a very loyal user base, the open-source market today is simply too big to ignore. We are extremely excited at the potential of using open source to drive growth for EllisLab and its partners, open doors to global markets previously unavailable to us and serve as a platform to deliver cutting-edge technology such as AI-based content personalization. We are excited to join Digital Locations and gain access to the resources needed to help fuel our future growth."

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About Digital Locations, Inc.

Digital Locations is developing an artificial intelligence (AI) platform to create highly personalized digital content and experiences for each and every person connected to the Internet. By combining AI technologies, such as machine learning and big data analytics, we intend to allow websites, mobile apps, email and other forms of digital communication to dynamically deliver personalized content that is relevant, engaging and motivates the user to action. From the automatic selection of colors and content to a completely personalized look and feel, website owners and marketers can create digital experiences that foster deep and personal connections with their users. This is all part of our bigger vision to ultimately use artificial intelligence to create complete original content that is personalized for everyone. To learn more about Digital Locations, please visit DigitalLocations.com.

About EllisLab, Inc.

Founded 17 years ago, EllisLab Inc. has one mission: to enable people to communicate online. To that end, it continues to lead the development of ExpressionEngine, a powerful and feature-rich content management system that powers hundreds of thousands of sites around the world. EllisLab also offers a range of services to the web industry. For more information, visit ExpressionEngine.com.

Safe Harbor Statement

Matters discussed in this press release contain statements that look forward within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such statements that look forward. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the statements that look forward contained herein, and while expected, there is no guarantee that we will attain the aforementioned anticipated developmental milestones. These statements that look forward are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Press Contact:

communications@digitallocations.com

(805) 456-7000

Source: Digital Locations, Inc.

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